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                                                                     EXHIBIT 3.1

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

                          RESTATED BY-LAWS, AS AMENDED


                           ARTICLE I - - STOCKHOLDERS
                           ---------     ------------

     Section 1.  Annual Meeting. An annual meeting of the stockholders. for the
     ---------   --------------
election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

     Section 2.  Special Meetings.  Special meetings of the stockholders, for
     ---------   ----------------
any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Board of Directors, by the affirmative vote of a majority of the Whole Board, provided, however, that a special meeting for the purpose of election of directors may only be called by the Board of Directors. Special meetings of the stockholders shall be held at such place, on such date, and at such time as shall be fixed by the Board of Directors or the person calling the meeting. The term "Whole Board" shall mean the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships.

     Section 3.  Notice of Meetings.  Written notice of the place, date, and
     ---------   ------------------
time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as amended and restated from time to time).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

     Section 4.  Quorum.  At any meeting of the stockholders, the holders of a
     ---------   ------
majority of the voting power of the outstanding shares of the stock entitled to vote at the meeting present, in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes, or series thereof, is required, the holders of a majority of the voting power of the outstanding shares of such class or classes, or series, present, in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

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     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     Section 5.  Organization.  Such person as the Board of Directors may have
     ---------   ------------
designated or, in the absence of such a person, the Chairman of the Board, if any, or, in his absence, the Chief Executive Officer, if any, or, in his absence, the President, or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 6.  Conduct of Business.  The chairman of any meeting of
     ---------   -------------------
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

  Section 7.    Notice of Stockholder Business and Nominations.
  ---------     ----------------------------------------------

         A.  Annual Meetings of Stockholders.
             -------------------------------

         (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A.(1) of this Section, the stockholder must have (i) given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must otherwise be a proper matter for stockholder action, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined below in this paragraph A.(2), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of at least a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial holder proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder's notice shall be

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delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the forty-fifth (45th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the preceding year's mailing date for stockholder proxy materials; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the date of the annual meeting in the preceding year or if an annual meeting was not held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; and (d) whether either such stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

         (3)  Notwithstanding anything in the second sentence of paragraph
A.(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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         B.  Special Meetings of Stockholders.
             --------------------------------

         Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph A.(2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         C.  General.
             -------

         (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

         (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 8.  Proxies and Voting.  At any meeting of the stockholders, every
     ---------   ------------------
stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or

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transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who falls to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections at any meeting of stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

     Section 9.  Stock List.  A complete list of stockholders entitled to vote
     ---------   ----------
at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                        ARTICLE II - BOARD OF DIRECTORS
                        ----------   ------------------

     Section 1.  General Powers, Number and Term of Office.  The business and
     ---------   -----------------------------------------
affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated. Commencing prior to the Corporation's annual meeting of stockholders or any special meeting in lieu thereof in 1996, the Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class shall expire at the annual meeting of stockholders or any special meeting in lieu thereof in 1996, the term of office of the second class shall expire at the annual meeting of stockholders or any special meeting in lieu thereof in 1997, the term of office of the third class shall expire at the annual meeting of stockholders or any special meeting in lieu thereof in 1998,

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and with respect to each class, until their successors are duly elected and qualified. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     Section 2.  Vacancies and Newly Created Directorships.  Subject to the
     ---------   -----------------------------------------
rights of the holders of any class or series of Preferred Stock, and except as otherwise determined by the Board of Directors or required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or the sole remaining director; a director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires, if applicable, and if no such classes have been established, at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

     Section 3.  Resignation.  Any director may resign at any time upon written
     ---------   -----------
notice to the Corporation at its principal place of business or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 4.  Regular Meetings.  Regular meetings of the Board of Directors
     ---------   ----------------
shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 5.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be called by a majority of the Whole Board or by the Chairman of the Board, if any, by the Chief Executive Officer, if a director, or by the President, if a director, and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting, by sending written notice by recognized overnight courier service not less than two (2) days before the meeting or orally or by

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telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 6.  Quorum.  At any meeting of the Board of Directors, a majority
     ---------   ------
of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 7.  Participation in Meetings by Conference Telephone.  Members of
     ---------   -------------------------------------------------
the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 8.  Conduct of Business.  At any meeting of the Board of Directors,
     ---------   -------------------
business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members of the Board of Directors who are then in office consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 9.  Powers.  The Board of Directors may, except as otherwise
     ---------   ------
required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1) To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

     (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

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     (8) To adopt from time to time regulations not inconsistent herewith, for the management of the Corporation's business and affairs.

     Section 10.  Compensation of Directors.  Directors, as such, may receive,
     ----------   -------------------------
pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES
                            -----------   ----------

     Section 1.  Committees of the Board of Directors.  The Board of Directors,
     ---------   ------------------------------------
by a vote of a majority of the Whole Board, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2.  Conduct of Business.  Each committee of the Board of Directors
     ---------   -------------------
may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provisions shall be made for notice to members of all meetings of committees. One-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV - OFFICERS
                             ----------   --------

     Section 1.  Generally.  The officers of the Corporation shall consist of a
     ---------   ---------
President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors or the Chief Executive Officer, including, without limiting the generality of the foregoing, a Chairman of the Board, as Chief Executive Officer, a Vice Chairman of the Board and one or more Assistant Secretaries and Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. The Chief Executive Officer may appoint from time to time Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each officer shall hold office until his successor is elected and qualified or if earlier, until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by the Board of Directors at the time of election of such officer. Any number of offices may be held by the same person.

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     Section 2.  Chairman of the Board.  Unless otherwise provided by resolution
     ---------   ---------------------
of the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the stockholders and all meetings of the Board of Directors at which he is present and shall have such authority and perform such duties as may be prescribed by these by-laws or from time to time determined by the Board of Directors. The Chairman of the Board shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

     Section 3.  Vice Chairman of the Board.  The Vice Chairman of the Board, if
     ---------   --------------------------
any, shall have such powers and duties as may be delegated to him by the Board of Directors. To the extent not otherwise provided herein, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board in the event of the Chairman's absence or disability.

     Section 4.  Chief Executive Officer.  The Chief Executive Officer shall be
     ---------   -----------------------
the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

     Section 5.  President.  Except for meetings at which the Chief Executive
     ---------   ---------
Officer or the Chairman of the Board, if any, presides, the President shall, if present, preside at all meetings of stockholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these by-laws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business and shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

     Section 6.  Vice President.  Each Vice President shall have such powers and
     ---------   --------------
duties as may be delegated to him by the Board of Directors, the Chief Executive Officer and the President. The Board of Directors may designate a Vice President to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

     Section 7.  Treasurer.  The Treasurer shall have the responsibility for
     ---------   ---------
maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

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     Section 8.  Secretary.  The Secretary shall issue all authorized notices
     ---------   ---------
for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 9.  Delegation of Authority.  The Board of Directors may from time
     ---------   -----------------------
to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions hereof.

     Section 10.  Removal.  Any officer of the Corporation may be removed at any
     ----------   -------
time, with or without cause, by the Board of Directors. Any officer elected or appointed by the Chief Executive Officer may be removed at any time by the Board of Directors or by the Chief Executive Officer.

     Section 11.  Resignation.  Any officer may resign by giving written notice
     ----------   -----------
of his resignation to the Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or the Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein.

     Section 12.  Bond.  If required by the Board of Directors, any officer
     ----------   ----
shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

     Section 13.  Action with Respect to Securities of Other Corporations.
     ----------   -------------------------------------------------------
Unless otherwise directed by the Board of Directors, the President or the Chief Executive Officer or any officer of the Corporation authorized by the President or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

             ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS
             -----------------------------------------------------

     Section 1.  Right to Indemnification.  Each person who was or is made a
     ---------   ------------------------
party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 2.  Right to Advancement of Expenses.  The right to indemnification
     ---------   --------------------------------
conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

     Section 3.  Right of Indemnitees to Bring Suit.  If a claim under Section 1
     ---------   ----------------------------------
or 2 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     Section 4.  Non-Exclusivity of Rights.  The rights to indemnification and
     ---------   -------------------------
to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these by-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

     Section 5.  Insurance.  The Corporation may maintain insurance, at its
     ---------   ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6.  Indemnification of Employees and Agents of the Corporation.
     ---------   ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                               ARTICLE VI - STOCK
                               ----------   -----

     Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a
     ---------   ---------------------
certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be by facsimile.

     Section 2.  Transfers of Stock.  Transfers of stock shall be made only upon
     ---------  -------------------
the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.  Record Date.  In order that the Corporation may determine the
     ---------   -----------
stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4.  Lost, Stolen or Destroyed Certificates. In the event of the
     ---------   --------------------------------------
loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.  Regulations.  The issue, transfer, conversion and registration
     ---------   -----------
of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VII - NOTICES
                             -----------   -------

     Section 1.  Notices.  Except as otherwise specifically provided herein or
     ---------   -------
required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by recognized courier service, prepaid telegram, telex, mailgram or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by courier or by telegram, telex, facsimile transmission or mailgram, shall be the time of the giving of the notice.

     Section 2.  Waivers.  A written waiver of any notice, signed by a
     ---------   -------
stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VIII - MISCELLANEOUS
                          ------------   -------------

     Section 1.  Facsimile Signatures.  In addition to the provisions for use of
     ---------   --------------------
facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.  Corporate Seal.  The Board of Directors may provide a suitable
     ---------   --------------
seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3.  Reliance upon Books, Reports and Records.  Each director, each
     ---------   ----------------------------------------
member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4.  Fiscal Year.  The fiscal year of the Corporation shall be as
     ---------   -----------
fixed by the Board of Directors.

     Section 5.  Time Periods.  In applying any provision of these by-laws that
     ---------   ------------
requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     Section 6.  Pronouns.  Whenever the context may require, any pronouns used
     ---------   --------
in these by-laws shall include the corresponding masculine, feminine or neuter forms.

                            ARTICLE IX - AMENDMENTS
                            ----------   ----------

     These by-laws may be amended or repealed by the affirmative vote of a majority of the Whole Board at any meeting or by the stockholders by the affirmative vote of seventy-five percent (75%) of the outstanding voting power of the then-outstanding shares of capital stock of the Corporation, entitled to vote generally in the election of directors, at any meeting at which a proposal to amend or repeal these by-laws is properly presented.